UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

SANARA MEDTECH INC.
 (Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On February 7, 2020, The Catalyst Group, Inc., through its affiliates (collectively, “Catalyst”), converted its entire holdings of Sanara MedTech Inc.’s (“Sanara” or the “Company”) 30-month $1,500,000 convertible promissory note and Series F Convertible Preferred Stock into shares of Sanara Common Stock. The Company issued an aggregate of 2,452,731 shares of Common Stock in the conversions. After the conversions, Catalyst controls the voting of a total of 3,416,587 shares of Common Stock, which represents 56.7% of the 6,023,732 shares of Common Stock currently outstanding. A copy of the Company’s press release, dated February 10, 2020, announcing the conversions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Catalyst’s managing partner, Ronald Nixon who is executive chairman of the Company’s Board of Directors, is the only Catalyst appointment to the Company’s Board. Catalyst has informed the Company that it does not presently intend to change the composition of the Board other than in the course of adding additional value-added Board members, and notes that the current direction of the Company was developed by the existing management and Board of Directors. The Company understands that Catalyst believes that its objectives for the Company are in line with the plans and future direction for the Company being put in place by the Company’s management.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued February 10, 2020, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: February 13, 2020	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer

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